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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-20829 and No. 333-20833) of MarkWest Hydrocarbon, Inc. of our report dated February 12, 2003, except for Note 17, as to which the date is March 25, 2003, relating to the financial statements, which appears in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 29, 2003

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  Exhibit 23.1